UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 15, 2008

ARK DEVELOPMENT, INC.

 (Name of Small Business issuer in its charter)

                 NEVADA                                000 – 53335          20-5965988

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

 (Address of principal executive offices)

(792) 612-2731

(Registrant’s telephone number)

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 Item 5 02. Departure of Directors or Principle Officers; Election of Directors; Appointment of Principle Officers

On September 15, 2008 the Board of Directors of the registrant appointed Mr. Antonio Treminio to the Board to serve until the next annual meeting of shareholders. Mr. Treminio was also appointed Chairman and Chief Executive Officer effective immediately.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1      Board Minutes – September 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2008.

Ark Development, Inc.

/s/ Noah Clark

     Noah Clark, President